NeoStem Appoints Distinguished Businessman as New President and Managing Director NeoStem China

Dr. Ian Zhang has over 20 years of experience in the biotech field

Press Release Source: NeoStem, Inc. On Tuesday September 7, 2010, 8:30 am EDT

NEW YORK, Sept. 7 /PRNewswire-FirstCall/ -- NeoStem, Inc. (NYSE Amex: NBS) ("NeoStem" or the "Company"), an international biopharmaceutical company with operations in the U.S. and China, today announced that it has appointed Ian Zhang, Ph.D., MBA, as the new president and managing director of NeoStem (China), Inc.  Dr. Zhang is the former Head of Asia Pacific Integration at Life Technologies, where he served on the steering committee managing the acquisition and integration of Applied BioSystems.  He is also the former Head of Corporate Development (Asia Pacific) for Invitrogen responsible for growth strategy and acquisitions and integrations, where he had also managed the acquisition and integration of BioAsia, Dynal, Zymed, and Caltech by Invitrogen.  Dr. Zhang also served as the President and General Manager for Dynal Biotech (Beijing) Ltd. (a wholly owned subsidiary of Invitrogen Corporation).

Dr. Zhang received his MBA at the University of Chicago, Graduate School of Business and holds a Ph.D. in biotechnology from Simon Fraser University.  He continued his education as a postdoctoral fellow at Yale University School of Medicine.  His professional focus is on growth strategy and acquisitions/integrations in the biotech field particularly related to biotech growth in Asia. "Now that we have launched our business in China and are generating revenues, we are excited to add such a seasoned individual to our senior management team to lead the expansion effort," said Dr. Robin Smith, CEO and Chairman of the Board of NeoStem.

Dr. Zhang commented, "I am excited to join an innovative, forward-looking company like NeoStem and be part of the team of experts to help bring advanced stem cell technologies into China and develop a business in China in a regulatory environment that is supportive of Stem Cells and a healthcare environment that can benefit from technologies to treat diseases using stem cell based therapy."

About NeoStem, Inc.

NeoStem, Inc. is engaged in the development of stem cell-based therapies and building of a network of adult stem cell collection centers in the U.S. and China that are focused on enabling people to donate and store their own (autologous) stem cells for their personal use in times of future medical need. The Company is also the licensee of various stem cell technologies, including a worldwide exclusive license to VSEL™ Technology which uses very small embryonic-like stem cells, shown to have several physical characteristics that are generally found in embryonic stem cells, and is pursuing the licensing of other technologies for therapeutic use. NeoStem's majority-controlled Chinese pharmaceutical operation, Suzhou Erye, manufactures and distributes generic antibiotics in China. For more information, please visit: http://www.neostem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward looking statements include the future of VSEL TM Technology as a viable treatment option, about which no assurances can be given. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K  filed with the Securities and Exchange Commission on March 31, 2010, as well as other periodic and other filings made with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

NeoStem, Inc.

Robin Smith, CEO

Phone: +1 (212) 584-4174

E-mail: rsmith@neostem.com

http://www.neostem.com